Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DST Systems, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Thomas A. McDonnell, Chief Executive Officer of the Company and Kenneth V. Hager, Chief Financial Officer of the Company, individually certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his individual knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas A. McDonnell
Thomas A. McDonnell
Chief Executive Officer
August 8, 2011

/s/ Kenneth V. Hager
Kenneth V. Hager
Chief Financial Officer
August 8, 2011

A signed original of this written statement required by Section 906 has been provided to DST Systems, Inc. and will be retained by DST Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.